Exhibit 99.1

CARLYLE ANNOUNCES SENIOR LEADERSHIP CHANGES

Kewsong Lee Steps Down as CEO and Member of the Board of Directors

Bill Conway, Co-Founder, current Non-Executive Co-Chairman and former Co-CEO, to Serve as Interim CEO

Board Forms Search Committee to Identify Permanent Successor

New Office of the CEO Established to Support Seamless Transition

New York, NY and Washington, DC, August 7, 2022 – Global investment firm The Carlyle Group Inc. (Nasdaq: CG) (“Carlyle” or “the Company”) today announced changes in its executive leadership team. With Chief Executive Officer Kewsong Lee’s five-year employment agreement coming to a close at the end of 2022, both the Company’s Board of Directors and Mr. Lee mutually agreed as part of their discussions that the timing is right to initiate a search for a new CEO to lead Carlyle forward in its next phase of growth. Mr. Lee will step down today as CEO and a member of the Board of Directors. He will be available as needed to assist in a transition during the months ahead. The Board has appointed William Conway, Co-Founder, current Non-Executive Co-Chairman of the Board, and former Co-CEO, to serve as Interim CEO.

A newly-formed Search Committee of the Board will drive the search for a permanent successor. The Board’s Search Committee will include Mr. Conway as well as independent directors Lawton Fitt, Anthony Welters, Linda Filler, and Derica Rice. The Board will immediately engage an executive search firm to identify and assess candidates for the permanent CEO position.

Mr. Conway said, “The Board is grateful to Kewsong for everything he has done to position Carlyle for the future. As Carlyle undertakes this process to select a new leader, we do so from a position of strength, a testament to the performance of our talented team. Today, Carlyle is a more diversified, resilient firm with the resources to continue to invest in accelerating our growth trajectory. Looking ahead, our objective remains to execute on our vision of enhancing scale, speed, and performance in order to grow and deliver sustainable results, in any investment environment.”

Mr. Lee said, “I am grateful for my time at Carlyle and thankful for the opportunity to build the firm with an incredibly talented and committed team. I feel immense pride in our many accomplishments during these complex and challenging times, especially the firm’s record financial results, strong investment performance, and continued leadership on DEI and ESG initiatives. Diversified and durable, Carlyle is now well-positioned to capitalize on many exciting areas of attractive growth. I wish my colleagues at Carlyle well as they continue to set the highest standards for integrity and value creation in the asset management industry.”

To assist Mr. Conway as he fulfills his duties as Interim CEO and assure a seamless transition once a permanent successor has been identified, an Office of the CEO has been established. Peter Clare, Chief Investment Officer for Corporate Private Equity and Chairman of Americas Private Equity, Mark Jenkins, Head of Global Credit, Ruulke Bagijn, Head of Global Investment Solutions, Curtis Buser, Chief Financial Officer, Christopher Finn, Chief Operating Officer, and Bruce Larson, Chief Human Resources Officer, will comprise the Office of the CEO and will work alongside Mr. Conway to continue driving forward Carlyle’s strategy and build on the firm’s strong momentum. To further facilitate a seamless transition, Mr. Finn has agreed to defer his previously-announced retirement at the end of this year.

Ms. Fitt, Carlyle’s Lead Independent Director, said, “On behalf of the entire Board, I would like to thank Kewsong for his contribution to the Company during his tenure. Carlyle has built on its enviable legacy while diversifying its asset base and earnings streams, driving scale, and identifying new opportunities to further drive performance. Going forward, the Company will benefit from a fresh perspective to build upon its strengths and capitalize fully on its long-term future growth opportunities, regardless of macroeconomic headwinds.

“As the search for a permanent CEO proceeds, we are very pleased that Bill will lead Carlyle through this transition, as the Company remains focused on continuing to enhance value for its public shareholders and limited partners,” Ms. Fitt concluded.

Consistent with its previously-reported second quarter earnings results, the Company noted that, as of June 30, 2022, total Assets Under Management was $376 billion, of which $260 billion was fee earning, and available capital for future investment was $81 billion.

The Company is again reaffirming its 2022 Fee Related Earnings target of $850 million, and its prior performance revenue guidance.

About William “Bill” Conway

Mr. Conway is a co-founder and current non-executive Co-Chairman of the Board. Mr. Conway was elected to our Board of Directors effective July 18, 2011. Previously, Mr. Conway served as our Co-Chief Executive Officer and Chief Investment Officer. Prior to forming Carlyle in 1987, Mr. Conway was the Senior Vice President and Chief Financial Officer of MCI Communications Corporation (“MCI”). Mr. Conway was a Vice President and Treasurer of MCI from 1981 to 1984. Mr. Conway is Chairman of the Board of Trustees of Johns Hopkins Medicine and a member of the Board of Trustees of the Catholic University of America. He previously served as chairman and/or director of several public and private companies in which Carlyle had significant investment interests. Mr. Conway received his BA from Dartmouth College and his MBA in finance from The University of Chicago Booth School of Business.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $376 billion of assets under management as of June 30, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 1,900 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, and other statements that are not historical facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements and those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended

December 31, 2021 filed with the SEC on February 10, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer for any Carlyle fund.

Contacts

Media

Andrew Kenny, Global Corporate Communications

+44 7816 176120

andrew.kenny@carlyle.com

Kekst CNC

Jeremy Fielding / Anntal Silver

Jeremy.fielding@kekstcnc.com / Anntal.silver@kekstcnc.com

Shareholders

Daniel Harris

+1 (212) 813-4527

daniel.harris@carlyle.com